EXHIBIT 4.03


                        EPILOGUE TECHNOLOGY CORPORATION,
                             a Delaware corporation


                             1994 STOCK OPTION PLAN

                           As Adopted October 6, 1994


         1. PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of Options. Capitalized terms not defined in the text are defined in Section 20.

         2. SHARES SUBJECT TO THE PLAN.

                  2.1 Number of Shares Available. Subject to Sections 2.2 and 15, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be 30,000 Shares. Subject to Sections 2.2 and 15, Shares shall again be available for grant and issuance in connection with future Option grants under the Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option, (b) are subject to an Option granted hereunder but are forfeited or are repurchased by the Company at the original issue price, or (c) are subject to an Option that otherwise terminates without Shares being issued.

                  2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan, and (b) the Exercise Prices of and number of Shares subject to outstanding Options shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

         3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSOs may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Option under the Plan.

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         4. ADMINISTRATION.

                  4.1 Committee Authority. The Plan shall be administered by the Committee or the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. The Committee shall have the authority to:

         (a) construe and interpret the Plan, any Option Agreement and any other agreement or document executed pursuant to the Plan;

         (b) prescribe, amend and rescind rules and regulations relating to the Plan;

         (c) select persons to receive Options;

         (d) determine the form and terms of Options;

         (e) determine the number of Shares subject to Options;

         (f) grant waivers of Plan or Option conditions;

         (g) determine the vesting, exercisability and payment of Options;

         (h) correct  any  defect,   supply  any  omission,   or  reconcile  any
             inconsistency in the Plan, any Option or any Option Agreement; and

         (i) make all other determinations necessary or advisable for the administration of the Plan.

                  4.2 Committee Discretion. Any determination made by the Committee with respect to any Option shall be made in its sole discretion at the time of grant of the Option or, unless in contravention of any express term of the Plan or Option, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Option under the Plan.

                  4.3 Exchange Act Requirements. If the Company is subject to the Exchange Act, the Company will take appropriate steps to comply with the disinterested director requirements of Section 16(b) of the Exchange Act, including but not limited to, the appointment by the Board of a Committee consisting of not less than two persons (who are members of the Board), each of whom is a Disinterested Person.

         5. OPTIONS. The Committee may grant Options to eligible persons and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:




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                  5.1 Form of Option Grant.  Each Option  granted under the Plan shall be evidenced by an Option Agreement which shall expressly identify the Option as an ISO or NQSO ("Stock Option Agreement"), and be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

                  5.2 Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

                  5.3 Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no Option granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

                  5.4 Exercise Price. The Exercise Price shall be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that (i) the Exercise Price of an ISO shall be not less than 100% of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of the Plan.

                  5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

                  5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option shall always be subject to the following:

         (a) If the Participant is Terminated for any reason except death or Disability, then Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than thirty (30) days after the Termination Date, but in any event, no later than the expiration date of the Options.

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         (b) If the Participant is terminated because of death or Disability (or the Participant dies within 30 days of such termination), then Participant's Options may be exercised only to the extent that such
             Options  would  have  been   exercisable   by  Participant  on  the
             Termination   Date  and  must  be  exercised  by  Participant   (or
             Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter time period as may be specified in the Stock Option Agreement), but in any event no later than the expiration date of the Options.

                  5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

                  5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

                  5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Participant, impair any of Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price shall not be reduced below the par value of the Shares.

                  5.10 No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

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         6. PAYMENT FOR SHARE PURCHASES.

                  6.1 Payment. Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

         (a) by cancellation of indebtedness of the Company to the Participant;

         (b) by waiver of compensation due or accrued to Participant for services rendered;

         (c) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                  (1) through a "same day sale"  commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                  (2) through a "margin" commitment from Participant and an NASD
                      Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company;

             or

         (d) by any combination of the foregoing.

                  6.2 Withholding. Whenever Shares are to be issued in satisfaction of Options granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Options are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

         7. PRIVILEGES OF STOCK OWNERSHIP.

                  7.1 Voting and Dividends. No Participant shall have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that the Participant shall have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 9.


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                  7.2 Financial Statements.  The Company shall provide financial statements to each Participant prior to such Participant's purchase of Shares under the Plan, and to each Participant annually during the period such Participant has Options outstanding; provided, however, the Company shall not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

         8. TRANSFERABILITY. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Option Agreement provisions relating thereto. During the lifetime of the Participant an Option shall be exercisable only by the Participant, and any elections with respect to an Option, may be made only by the Participant.

         9. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Option Agreement (a) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, and/or (b) a right to repurchase a portion of or all Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases
Shares under the Plan, for cash, at: (A) with respect to Shares that are "Vested" (as defined in the Option Agreement), the higher of: (l) Participant's original Purchase Price, or (2) the Fair Market Value of such Shares on Participant's Termination Date, provided, such right of repurchase terminates when the Company's securities become publicly traded; or (B) with respect to Shares that are not "Vested" (as defined in the Option Agreement), at the Participant's original Purchase Price, provided, that the right to repurchase at the original Purchase Price lapses at the rate of at least 20% per year over 5 years from the date the Shares were purchased, and if the right to repurchase is assignable, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

         10. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

         11. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

         12. EXCHANGE AND BUYOUT OF OPTIONS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective
Participants, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

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         13. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Option shall not be effective unless such Option is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

         14. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Option granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

         15. CORPORATE TRANSACTIONS.

                  15.1 Assumption or Replacement of Options by Successor. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company and the Options granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, or (d) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Options may be assumed or replaced by the successor corporation (if any), which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Options or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Options). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.

                  In the event such successor corporation (if any) refuses to assume or substitute Options, as provided above, pursuant to a transaction described in this Subsection 15.1, such Options shall expire on such transaction at such time and on such conditions as the Board shall determine.


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                  15.2 Other Treatment of Options. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 15, in the event of the occurrence of any transaction described in Section 15.1, any outstanding Options shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

                  15.3 Assumption of Options by the Company. The Company, from time to time, also may substitute or assume outstanding Options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Option under the Plan in substitution of such other company's Option, or (b) assuming such Option as if it had been granted under the Plan if the terms of such assumed Option could be applied to an Option granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed Option would have been eligible to be granted an Option under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an Option granted by another company, the terms and conditions of such Option shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

         16. ADOPTION AND SHAREHOLDER APPROVAL. The Plan shall become effective on the date that it is adopted by the Board (the "Effective Date"). The Plan shall be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve months before or after the Effective Date. Upon the Effective Date, the Board may grant Options pursuant to the Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of the Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; and (c) in the event that shareholder approval is not obtained within the time period provided herein, all Options granted hereunder shall be cancelled, any Shares issued pursuant to any Option shall be cancelled and any purchase of Shares hereunder shall be rescinded. After the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended, with respect to shareholder approval.

         17. TERM OF PLAN. The Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of shareholder approval.

         18. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Option Agreement or instrument to be executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, amend the Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder.

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                19. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

                20. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

                         "Affiliate"  means any  corporation  that directly,  or
indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

                         "Option" means any Option under the Plan, including any
ISO or NQSO.

                         "Option  Agreement" means, with respect to each Option,
the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

                         "Board" means the Board of Directors of the Company.

                         "Code"  means the  Internal  Revenue  Code of 1986,  as
amended.

                         "Committee" means the committee  appointed by the Board
to administer the Plan, or if no committee is appointed, the Board.

                         "Company"  means  Epilogue  Technology  Corporation,  a
corporation organized under the laws of the State of Delaware, or any successor corporation.

                         "Disability"  means a disability,  whether temporary or
permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

                         "Disinterested  Person"  means a director  who has not,
during the period that person is a member of the Committee and for one year prior to service as a member of the Committee, been granted an Option pursuant to the Plan or any other plan of the Company or any Parent, Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2)(i) (and any successor regulation thereto) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

                         "Exchange  Act" means the  Securities  Exchange  Act of
1934, as amended.

                         "Exercise  Price"  means the price at which a holder of
an Option may purchase the Shares issuable upon exercise of the Option.

                         "Fair Market Value" means, as of any date, the value of
a share of the Company's Common Stock determined as follows:

                (a) if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

                (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

                         "Insider"  means an officer or  director of the Company
or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

                         "Parent" means any corporation (other than the Company)
in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Option under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                         "Participant"  means a person  who  receives  an Option
under the Plan.

                         "Plan" means this Epilogue Technology  Corporation 1994
Stock Option Plan, as amended from time to time.

                         "SEC" means the Securities and Exchange Commission.

                         "Securities  Act" means the  Securities Act of 1933, as
amended.

                         "Shares"  means shares of the  Company's  Common Stock,
$0.001 par value per share, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 15, and any successor security.

                         "Subsidiary"  means  any  corporation  (other  than the
Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                         "Termination"  or "Terminated"  means,  for purposes of
the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

                        EPILOGUE TECHNOLOGY CORPORATION,
                             a Delaware corporation

                             1994 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

                  This Stock Option Agreement ("Agreement") is made and entered into as of the date of grant set forth below (the "Date of Grant") by and between Epilogue Technology Corporation, a Delaware corporation (the "Company"), and the participant named below ("Participant"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 1994 Stock Option Plan (the "Plan").

Participant:
                                    --------------------------------------------
- ------------------------
Social Security Number:
                                    --------------------------------------------
- ------------------------
Address:
                                    --------------------------------------------
- ------------------------
                                    --------------------------------------------
- ------------------------
Total Option Shares:
                                    --------------------------------------------
- ------------------------
Exercise Price Per Share:
                                    --------------------------------------------
- ------------------------
Date of Grant:
                                    --------------------------------------------
- ------------------------
First Vesting Date:
                                    --------------------------------------------
- ------------------------
Expiration Date:
                                    --------------------------------------------
- ------------------------
Type of Stock Option
(Check one):                        [ ] Incentive Stock Option
                                    [ ] Nonqualified Stock Option

                1. Grant of Option. The Company hereby grants to Participant an option (the "Option") to purchase the total number of shares of Common Stock, $0.001 par value per share, of the Company set forth above (the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, the Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


                2. Exercise Period

                         2.1 Vesting Schedule. Provided Participant continues to
provide services to the Company or any Subsidiary, Parent or Affiliate of the Company throughout the specified period, the Option shall become exercisable as to portions of the Shares as follows:


                                                                                            Cumulative Number
                                                                                                of Shares
                                                                                               Exercisable:
                                                                                            -----------------
On or after:                                 But before:
- -----------                                  ----------

                      ,    19                                      ,    19
- ----------------------       ------          ----------------------       -------        ----------------------

                      ,    19                                      ,    19
- ----------------------       ------          ----------------------       -------        ----------------------

                      ,    19                                      ,    19
- ----------------------       ------          ----------------------       -------        ----------------------

                      ,    19                                      ,    19
- ----------------------       ------          ----------------------       -------        ----------------------

                      ,    19                                      ,    19
- ----------------------       ------          ----------------------       -------        ----------------------

                                             TOTAL OPTION SHARES:                        ----------------------

                         2.2   Expiration.   The  Option  shall  expire  on  the
Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date; provided, that the Option will become fully exercisable within 5 years from the Date of Grant with at least 20% of the total shares first becoming exercisable at the end of each of the five years.

                3.       Termination.

                         3.1   Termination   for  Any  Reason  Except  Death  or
Disability. If Participant is Terminated for any reason, except death or Disability, the Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the date of Termination, may be exercised by Participant no later than thirty (30) days after the date of Termination, but in any event no later than the Expiration Date.

                         3.2  Termination  Because  of Death or  Disability.  If
Participant is Terminated because of death or Disability of Participant, the Option, to the extent that it is exercisable by Participant on the date of
Termination, may be exercised by Participant (or Participant's legal representative) no later than twelve (12) months after the date of Termination, but in any event no later than the Expiration Date.

                         3.3 No  Obligation  to  Employ.  Nothing in the Plan or
this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

                4.       Manner of Exercise.

                         4.1 Stock Option Exercise  Agreement.  To exercise this
Option, Participant (or in the case of exercise after Participant's death, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the "Exercise Agreement"), which shall set forth, inter alia, Participant's election to exercise the Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

                         4.2  Limitations  on  Exercise.  The  Option may not be
exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

                         4.3   Payment.   The   Exercise   Agreement   shall  be
accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

                  (a) by cancellation of indebtedness of the Company to the Participant;

                  (b)     by  waiver  of   compensation   due  or   accrued   to
                          Participant for services rendered;

                  (c) provided that a public market for the Company's stock exists, (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company, or (2) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

                  (d)     by any combination of the foregoing.

                         4.4  Tax  Withholding.  Prior  to the  issuance  of the
Shares upon exercise of the Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company.

                         4.5  Issuance  of Shares.  Provided  that the  Exercise
Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of
Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

                5. Notice of Disqualifying Disposition of ISO Shares. If the Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, and (2) the date one year after transfer of such Shares to Participant upon exercise of the Option, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

                6. Compliance with Laws and Regulations. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

                7.   Nontransferability   of  Option.  The  Option  may  not  be
transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

                8. Tax Consequences. Set forth below is a brief summary as of the Date of Grant of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

                         8.1 Exercise of ISO. If the Option qualifies as an ISO,
there will be no regular federal or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal income tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

                         8.2  Exercise  of  Nonqualified  Stock  Option.  If the
Option does not qualify as an ISO, there may be a regular federal and California income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                         8.3  Disposition of Shares.  If the Shares are held for
more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of the Option (and, in the case of an ISO, are disposed of more than two years after the Date of Grant), any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within one year of exercise or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

               9. Privileges of Stock Ownership. Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises the Option and pays the Exercise Price.

               10. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

               11. Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

               12. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by rapifax or telecopier.

               13. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

               14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

               15. Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Effective Date.


EPILOGUE TECHNOLOGY CORPORATION           PARTICIPANT


By:
    ----------------------------          --------------------------------
                                          (Signature)

- --------------------------------          ---------------------------------
(Please print name)                       (Please print name)

- --------------------------------
(Please print title)

                                    EXHIBIT A


                        EPILOGUE TECHNOLOGY CORPORATION,
                             a Delaware corporation

                             1994 STOCK OPTION PLAN

                         STOCK OPTION EXERCISE AGREEMENT



                This Exercise Agreement is made and entered into as of ______________, 19___ (the "Effective Date") by and between Epilogue Technology Corporation, a Delaware corporation (the "Company"), and the purchaser named below (the "Purchaser"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 1994 Stock Option Plan (the "Plan").


Purchaser:
                                  ---------------------------------------------
Social Security Number:
                                  ---------------------------------------------
Address:
                                  ---------------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------
Total Number of Shares:
                                  ---------------------------------------------
Purchase Price Per Share:
                                  ---------------------------------------------
Total Purchase Price:
                                  ---------------------------------------------
Option No. ___ Date of Grant:
                                  ---------------------------------------------
Type of Option:                   [    ]  Incentive Stock Option
                                  [    ]  Nonqualified Stock Option

          1.    Exercise of Option.

                1.1  Exercise.  Pursuant  to  exercise  of that  certain  option
("Option") granted to Purchaser under the Plan and subject to the terms and conditions of this Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the total number of shares set forth above ("Shares") of the Company's Common Stock, $0.001 par value per Share, at a purchase price per share set forth above for a total purchase price set forth above (the "Purchase Price"). As used in this Agreement, the term "Shares" refers to the Shares purchased under this Exercise Agreement and includes all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and (c) all securities received in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

                1.2 Title to Shares. The exact spelling of the name(s) under which Purchaser will take title to the Shares is:

                 ----------------------------------------------------------

                 ----------------------------------------------------------

Purchaser desires to take title to the Shares as follows:

                [ ] Individual,  as separate  property
                [ ] Husband and wife, as community property
                [ ] Joint Tenants
                [ ] Alone or with spouse as trustee(s) of the
                          following trust (including date):

                          -------------------------------------------------

                          -------------------------------------------------

                [ ] Other; please specify:
                                            -------------------------------

                          -------------------------------------------------

                1.3 Payment. Purchaser hereby delivers payment of the Purchase Price in the manner permitted in the Stock Option Agreement as follows (check and complete as appropriate):

                [ ] in cash in the amount of  $____________,  receipt of which is acknowledged by the Company;

                [ ] by   cancellation  of  indebtedness  of  the  Company  to
                    Purchaser in the amount of $__________;

                [ ] by the waiver  hereby of  compensation  due or accrued for services rendered in the amount of $_________.

          2. Delivery.

                2.1 Deliveries by Purchaser. Purchaser hereby delivers to the Company (i) this Exercise Agreement, (ii) two (2) copies of a blank Stock Power and Assignment Separate from Stock Certificate in the form of Exhibit 1 attached hereto (the "Stock Powers"), both executed by Purchaser (and Purchaser's spouse, if any), (iii) if Purchaser is married, a Consent of Spouse in the form of
Exhibit 2 attached hereto (the "Spouse Consent") executed by Purchaser's spouse, and (iv) the Purchase Price.

                2.2 Deliveries by the Company. Upon its receipt of the Purchase Price and all the documents to be executed and delivered by Purchaser to the Company under Section 2.1, the Company will issue a duly executed stock certificate evidencing the Shares in the name of Purchaser, to be placed in escrow as provided in Section 11 until expiration or termination of the Company's Repurchase Option and Right of First Refusal described in Sections 8 and 9 and payment in full to the Company of all sums due under the Note.

          3. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company that:

                3.1 Agrees to Terms of the Plan. Purchaser has received a copy of the Plan and the Stock Option Agreement, has read and understands the terms of the Plan, the Stock Option Agreement and this Exercise Agreement, and agrees to be bound by their terms and conditions. Purchaser acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares, and that Purchaser should consult a tax adviser prior to such exercise or disposition.

                3.2 Purchase for Own Account for Investment. Purchaser is purchasing the Shares for Purchaser's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

                3.3 Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

                3.4 Understanding of Risks. Purchaser is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares. Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser's own interests in this transaction and is financially capable of bearing a total loss of this investment.

                3.5 No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

       4.       Compliance with Securities Laws.

                4.1 Compliance with Federal Securities Laws. Purchaser understands and acknowledges that the Shares have not been registered with the Securities and Exchange Commission ("SEC") under the Securities Act and that, notwithstanding any other provision of the Stock Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Purchaser agrees to cooperate with the Company to ensure compliance with such laws. The Shares are being issued under the Securities Act pursuant to (the Company will check the applicable box):

                [x] the  exemption  provided by SEC Rule 701;
                [ ] the  exemption provided  by SEC Rule 504;
                [ ] Section  4(2) of the  Securities Act;
                [ ] other: ____________________________.

                4.2 Compliance with California Securities Laws. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS EXERCISE AGREEMENT, IF NOT YET QUALIFIED WITH THE CALIFORNIA COMMISSIONER OF CORPORATIONS AND NOT EXEMPT FROM SUCH
QUALIFICATION, IS SUBJECT TO SUCH QUALIFICATION, AND THE ISSUANCE OF SUCH SECURITIES, AND THE RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE IS EXEMPT. THE RIGHTS OF THE PARTIES TO THIS EXERCISE AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION BEING AVAILABLE.

       5.       Restricted Securities.

                5.1  No  Transfer   Unless   Registered  or  Exempt.   Purchaser
understands that Purchaser may not transfer any Shares unless such Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

                5.2 SEC Rule 144. In addition, Purchaser has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of two years, and in certain cases three years, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an "affiliate" of the Company or if "current public information" about the Company (as defined in Rule 144) is not publicly available.

                5.3 SEC Rule 701. The Shares may become freely tradeable by non-affiliates if issued pursuant to SEC Rule 701 promulgated under the Securities Act (under limited conditions regarding the method of sale) 90 days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC, subject to the lengthier market standoff agreement contained in Section 7 of this Exercise Agreement or any other agreement entered into by Purchaser. Affiliates must comply with the provisions (other than the holding period requirements) of Rule 144.

                5.4 State Law Restrictions on Transfer. Purchaser understands that transfer of the Shares may be restricted by Section 260.141.11 of the Rules of the California Commissioner of Corporations, a copy of which is attached hereto as Exhibit 3, and that the certificate(s) representing the Shares may bear a legend to that effect.

         6.     Restrictions on Transfers.

                6.1  Disposition  of  Shares.   Purchaser   hereby  agrees  that
Purchaser shall make no disposition of the Shares (other than as permitted by this Agreement) unless and until:

                         (a)  Purchaser  shall have  notified the Company of the
proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

                         (b) Purchaser shall have complied with all requirements
of this Exercise Agreement applicable to the disposition of the Shares;

                         (c)  Purchaser  shall have  provided  the Company  with
written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or (ii) all appropriate action necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule
144) has been taken; and

                         (d)  Purchaser  shall have  provided  the Company  with
written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the Commissioner Rules identified in Section 4.2.

                6.2 Restriction on Transfer. Purchaser shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares which are subject to the Company's Repurchase Option or the Company's Right of First Refusal, except as permitted by this Agreement.

                6.3 Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Exercise Agreement and that the transferred shares are subject to (i) both the Company's Repurchase Option and the Company's Right of First Refusal granted hereunder and (ii) the market stand-off provisions of
Section 7, to the same extent such shares would be so subject if retained by the Purchaser.

         7. Market Standoff Agreement. Purchaser agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify.

         8. Company's Repurchase Option. The Company, or its assignee, shall have the option to repurchase all or a portion of the Shares on the terms and conditions set forth in this Section (the "Repurchase Option") if Purchaser is Terminated (as defined in the Plan) for any reason, or no reason, including without limitation Purchaser's death, Disability (as defined in the Plan), voluntary resignation or termination by the Company with or without cause.

                8.1 Termination and Termination Date. In case of any dispute as to whether Purchaser is Terminated, the Committee shall have discretion to determine whether Purchaser has been Terminated and the effective date of such Termination (the "Termination Date").

                8.2 Exercise of  Repurchase  Option.  At any time within  ninety
(90) days after the later of the Termination Date or the date the Purchaser purchased the Shares, the Company, or its assignee, may elect to repurchase any or all of the Shares by giving Purchaser written notice of exercise of the Repurchase Option.

                8.3 Calculation of Repurchase Price. The Company or its assignee shall have the option to repurchase from Purchaser (or from Purchaser's personal representative as the case may be) any or all of the Shares at the higher of Fair Market Value of such Shares on the Purchaser's Termination Date or the Purchaser's original Purchase Price Per Share.

                8.4 Payment of Repurchase Price. The repurchase price shall be payable, at the option of the Company or its assignee, by check or by cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company or such assignee, or by any combination thereof. The repurchase price shall be paid without interest within sixty (60) days after exercise of the Repurchase Option.

                8.5 Right of Termination Unaffected. Nothing in this Exercise Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or any Parent, Subsidiary or Affiliate of the Company) to terminate Purchaser's employment or other relationship with Company (or the Parent, Subsidiary or Affiliate of the Company) at any time, for any reason or no reason, with or without cause.

                8.6 Termination of Repurchase Option. The Repurchase Option shall terminate as to any Shares upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC (other than a registration statement solely covering an employee benefit plan or corporate reorganization).

         9. Company's Right of First Refusal. Before any Shares held by Purchaser or any transferee of such Shares (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Shares to be sold or transferred (the "Offered Shares") on the terms and conditions set forth in this Section (the "Right of First Refusal").

                9.1 Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer the Offered Shares; (ii) the name of each proposed bona fide purchaser or other transferee ("Proposed Transferee"); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the "Offered Price"); and (v) that the Holder will offer to sell the Offered Shares to the Company and/or its assignee(s) at the Offered Price as provided in this Section.

                9.2 Exercise of Right of First Refusal. At any time within thirty (30) days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all of the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined as specified below.

                9.3 Purchase Price. The purchase price for the Offered Shares purchased under this Section will be the Offered Price. If the Offered Price includes consideration other than cash, then the cash equivalent value of the non-cash consideration shall conclusively be deemed to be the value of such non-cash consideration as determined in good faith by the Company's Board of Directors.

                9.4 Payment. Payment of the purchase price for Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company's receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

                9.5 Holder's Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, and provided further, that (i) any such sale or other transfer is effected in compliance with all applicable securities laws and (ii) the Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such 120 day period, then a new Notice must be given to the Company, and the Company will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

                9.6 Exempt Transfers. Notwithstanding anything to the contrary in this Section, the following transfers of Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Shares during Purchaser's lifetime by gift or on Purchaser's death by will or intestacy to Purchaser's "immediate family" (as defined below) or to a trust for the benefit of Purchaser or Purchaser's immediate family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Shares in the hands of such transferee or other recipient; (ii) any transfer of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section unless the agreement of merger or consolidation expressly otherwise provides); or (iii) any transfer of Shares pursuant to the winding up and dissolution of the Company. As used herein, the term "immediate family" will mean Purchaser's spouse, the lineal descendant or antecedent, father, mother, brother or sister, adopted child or grandchild of the Purchaser or the Purchaser's spouse, or the spouse of any child, adopted child, grandchild or adopted grandchild of Purchaser or the Purchaser's spouse.

                9.7 Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Shares on the effective date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan).

         10. Rights as Shareholder. Subject to the terms and conditions of this Exercise Agreement, Purchaser will have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers payment of the Purchase Price until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Repurchase Option or Right of First Refusal. Upon an exercise of the Repurchase Option or the Right of First Refusal, Purchaser will have no further rights as a holder of the Shares so purchased upon such exercise, except the right to receive payment for the Shares so purchased in accordance with the provisions of this Exercise Agreement, and Purchaser will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

         11. Escrow. As security for Purchaser's faithful performance of this Agreement, Purchaser agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s), together with the Stock Powers executed by Purchaser and by Purchaser's spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or other designee of the Company ("Escrow Holder"), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Purchaser and the Company agree that Escrow Holder will not be liable to any party to this Exercise Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Exercise Agreement. Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. The Shares will be released from escrow upon termination of both the Repurchase Option and the Right of First Refusal.

         12.    Restrictive Legends and Stop-Transfer Orders.

                12.1 Legends. Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company's Certificate of Incorporation or Bylaws, any other agreement between Purchaser and the Company or any agreement between Purchaser and any third party:

                THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                THE  SHARES  REPRESENTED  BY THIS  CERTIFICATE  ARE  SUBJECT  TO
                CERTAIN RESTRICTIONS ON PUBLIC RESALE, TRANSFER, RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A STOCK OPTION EXERCISE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS AND THE RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

                The California Commissioner of Corporations may require that the following legend also be placed upon the share certificate(s) evidencing ownership of the Shares:

                IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                12.2 Stop-Transfer Instructions. Purchaser agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                12.3 Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

         13. Tax Consequences. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER'S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISER PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. IN PARTICULAR, IF THE SHARES ARE SUBJECT TO REPURCHASE BY THE COMPANY OR IF PURCHASER IS AN INSIDER SUBJECT TO SECTION 16(b) OF THE EXCHANGE ACT, PURCHASER REPRESENTS THAT PURCHASER HAS CONSULTED WITH PURCHASER'S TAX ADVISER CONCERNING THE ADVISABILITY OF FILING AN 83(b) ELECTION WITH THE INTERNAL REVENUE SERVICE. Set forth below is a brief summary as of the date of this Exercise Agreement of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXECUTING THIS OPTION OR DISPOSING OF THE SHARES.

                13.1 Exercise of Incentive Stock Option. If the Option qualifies as an incentive stock option, there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Purchase Price Per Share will be treated as a tax preference item for federal income tax purposes and may subject Purchaser to the alternative minimum tax in the year of exercise.

                13.2 Exercise of Nonqualified Stock Option. If the Option does not qualify as an incentive stock option, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. Purchaser will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Purchase Price Per Share. The Company will be required to withhold from Purchaser's compensation or collect from Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                13.3 Disposition of Shares. If the Shares are held for more than twelve months after the date of the transfer of the Shares pursuant to the exercise of the Option (and, in the case of an ISO, are disposed of more than two years after the Option Date of Grant), any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within one year of exercise or within two years after the Option Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Shares on the date of exercise over the Purchase Price Per Share.
The Company will be required to withhold from Purchaser's compensation or collect from Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

         14. Compliance with Laws and Regulations. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.

         15. Successors and Assigns. The Company may assign any of its rights under this Agreement, including its rights to repurchase Shares under the Repurchase Option and the Right of First Refusal. However, if the Company assigns its right to repurchase Shares under the Repurchase Option, the assignee will pay to the Company, in addition to the purchase price it pays to Purchaser, the excess of the Fair Market Value of the Shares at the time of assignment over the original Purchase Price of the Shares. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and Purchaser's heirs, executors, administrators, legal representatives, successors and assigns.

         16. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

         17. Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Purchaser shall be in writing and addressed to Purchaser at the address indicated above or to such other address as Purchaser may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), one (1) business day after its deposit with any return receipt express courier (prepaid), or one (1) business day after transmission by rapifax or telecopier.

         18. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

         19. Headings. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. All references herein to Sections will refer to Sections of this Agreement.

         20. Entire Agreement. The Plan, the Stock Option Agreement and this Exercise Agreement, together with all its Exhibits, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

                IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Purchaser has executed this Agreement in duplicate as of the Effective Date.


EPILOGUE TECHNOLOGY CORPORATION
            PURCHASER



By:
   ----------------------------             -----------------------------------
                                            (Signature)
- -------------------------------
(Please print Name)                         -----------------------------------
                                            (Please print name)
- -------------------------------
(Please print title)

                                LIST OF EXHIBITS


Exhibit 1:      Stock Power and Assignment Separate from Stock Certificate

Exhibit 2:      Spouse Consent

Exhibit 3:      California Commissioner Rule 260.141.11

Exhibit 4:      Copy of Purchaser's Check

                                    EXHIBIT 1

                           Stock Power and Assignment
                         Separate from Stock Certificate


                FOR VALUE  RECEIVED and  pursuant to that  certain  Stock Option
Exercise Agreement No. ___ dated as of _______________, 19___, (the "Agreement"), the undersigned hereby sells, assigns and transfers unto _______________________________, shares of the Common Stock, par value $0.001 per share, of Epilogue Technology Corporation, a Delaware corporation (the "Company"), standing in the undersigned's name on the books of the Company represented by Certificate No(s). ______ delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned's attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.


Dated:  _______________, 19____

                                            PURCHASER


                                            -----------------------------------
                                            (Signature)

                                            -----------------------------------
                                            (Please Print Name)

                                            -----------------------------------
                                            (Spouse's Signature, if any)

                                            -----------------------------------
                                            (Please Print Spouse's Name)



Instructions: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company to exercise its "Repurchase Option" and/or "Right of First Refusal" set forth in the Agreement without requiring additional signatures on the part of the Purchaser or Purchaser's Spouse.

                                    EXHIBIT 2

                                 Spouse Consent


                The undersigned spouse of Purchaser has read, understands, and hereby approves the Stock Option Exercise Agreement between Purchaser and the Company (the "Agreement"). In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall similarly be bound by the Agreement. The undersigned hereby appoints Purchaser as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.




Date:
     --------------------------                        -------------------------
                                                       Purchaser's Spouse

                                            Address:
                                                       -------------------------

                                                       -------------------------

                                    EXHIBIT 3
                     California Commissioner Rule 260.141.11



(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)      to the issuer;
(2)      pursuant to the order or process of any court;
(3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules:
(4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;
(5)      to holders of securities of the same class of the same issuer;
(6)      by way of gift or donation intervivos or on death;
(7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;
(8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
(9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;
(10) by way of a sale qualified under Section 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
(11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
(12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
(13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;
(14) to the State Controller pursuant to the Unclaimed Property Law or the administrator of the unclaimed property law of another state; or
(15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule,
         (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;
(17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirements of
         Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

      IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                    EXHIBIT 4

                            COPY OF PURCHASER'S CHECK